UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 22, 1997)

                            BCAM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (exact name of registrant as specified in its charter)

          NEW YORK                     0-18109                  13-3228375
----------------------------  ------------------------    ---------------------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                     Identification Number


                1800 WALT WHITMAN ROAD, MELVILLE, NEW YORK 11747
--------------------------------------------------------------------------------
  (Address of principal executive office)               (Zip code)

Registrant's telephone number, including area code: (516) 752-3550


--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

      Effective September 22, 1997, BCAM International, Inc. (the "Company" or the "Registrant") acquired all of the outstanding Common Stock of Drew Shoe Corporation ("Drew Shoe") for approximately $4.6 million plus the assumption of liabilities. The purchase price was paid by delivery to the two shareholders of Drew Shoe of an aggregate of $3,882,000, promissory notes in the aggregate principal amount of $400,000 and by delivery of an aggregate of 375,000 shares of the Company's Common Stock to one seller, Mr. Charles Schuyler (who became a director of the Company upon the acquisition of Drew Shoe). The promissory notes bear an interest rate of 8% per annum, are due on September 19, 1999, and are payable in twenty-four (24) equal monthly installments aggregating $8,333.34 (plus interest) with a final payment due in the twenty-fifth (25th) month aggregating $200,000.

      See "Item 5. Other Events; a. Recent Sales of Unregistered Securities,
(ii) Acquisition financing", for a description of the securities issued in order to finance the acquisition of Drew Shoe.

      Simultaneously with the acquisition, the Company through it's wholly owned subsidiary, Drew Shoe, entered into a $5.5 million credit facility with a commercial bank consisting of (i) a revolving line of credit up to $4.5 million (a portion of which is based upon agreed upon percentages of accounts receivable and inventory) and (ii) a term loan of $1.0 million with a commercial bank. As of the Drew Shoe acquisition, the Company believes there to be approximately $4.5 million available under this credit facility (approximately $3.75 million of which was drawn down to pay certain existing liabilities of Drew Shoe and to transfer $250,000 to the Company). The revolving line of credit matures on September 30, 1999, and is payable at a rate of prime plus 1.5%. The term loan portion of the credit facility (in the principal amount of $1,000,000) also bears an interest rate of prime plus 1.5% and is due on September 30, 2000. Both the revolving line of credit and term loan may be used for general working capital purposes and are guaranteed by the Company. The credit facility with this bank requires Drew Shoe to maintain compliance with certain financial covenants, principally net worth, and contain restrictions on the transfer of cash to the Company.

      Drew Shoe is a designer, manufacturer, marketer and distributor of medical footwear headquartered in Lancaster, Ohio. In addition Drew Shoe operates approximately 14 retail shoe specialty stores. For its fiscal year ending December 31, 1996, Drew Shoe had revenues of approximately $14.6 million. The Company intends to continue to operate Drew Shoe as a manufacturer of medical footwear.

      The acquisition of Drew Shoe is being accounted for under the purchase method of accounting. As a result, the results of operations of Drew Shoe will be consolidated with those of the Company commencing with the date of acquisition. Drew Shoe's assets and liabilities will be reflected in the Company's balance sheet based upon preliminary evaluations of their fair market value pending completion of an analysis of such fair values. Reference is made to the pro-forma financial information on pages S-1 through S-6.

Item 5. Other Events

      a. Recent Sales of Unregistered Securities -

      (i) Preferred stock of BCA Services, Inc. ("BCA"), a subsidiary of the Registrant - On July 22, 1997 BCA Services, Inc. ("BCA"), a previously wholly-owned subsidiary of BCAM International, Inc. (the "Company"), commenced an Offering (the "Offering") to sell up to 150 shares of BCA's Convertible Preferred Stock (the "Preferred Stock") for a total consideration of $1.5 million in a private offering to accredited investors.

      The Preferred Stock is convertible into shares of the Company's Common Stock ("Common Stock") at a price equal to 70% of the average closing bid price of the Common Stock over a three day trading period ending on the day preceding the conversion date (the "Variable Conversion Price"). The Conversion Price may not be greater than 100% of the Variable Conversion Price on the first closing date (the "Fixed Conversion Price"). The Fixed Conversion price is $0.6563. On the first anniversary of the closing date, all outstanding shares of Preferred Stock must be converted into shares of Common Stock of the Company.

      In addition, for each 50 shares of Preferred Stock sold, each purchaser received Non-Redeemable Class BB Warrants to purchase up to 25,000 shares of Common Stock per $500,000 raised, exercisable at a rate of 110% of the Variable Conversion Price on the first closing date. The warrants have a term of five years and the Common Stock underlying the warrants contain registration rights.

      Pursuant to the terms of the Offering, the Company divided the Offering into three tranches. The first tranche, to purchase 50 shares of Preferred Stock for $500,000, closed on July 24, 1997; the second tranche to purchase 50 shares of Preferred Stock for $500,000, closed on September 8, 1997. The Company has until November 7, 1997 to draw down the third tranche, presuming effectiveness of a registration statement (see below). The purchasers of the securities issued under the first two tranches were two institutional investors including Autost Anstalt Schaau, which purchased a total of 50 shares of Preferred Stock and warrants to purchase 25,000 shares of common stock, and UFH Endowment, Ltd., which also purchased a total of 50 shares of Preferred Stock and warrants to purchase 25,000 shares of common stock.

      On September 18, 1997, BCA closed a separate offering of its Preferred Stock plus warrants for $200,000 on similar terms and conditions as the Offering (excluding the fixed conversion feature and certain fees). As a result of this offering, 20 shares of Preferred Stock (convertible into the Company's common stock at $0.9331 per share) were issued, along with Non-Redeemable Class CC Warrants to purchase up to 10,000 shares of Common Stock (at $1.0264 per share). The purchasers of the securities were Arcadia Mutual Fund, which purchased 15 shares of Preferred Stock and warrants to purchase 7,500 shares of the Company's common stock, and David Morgenstern, who purchased 5 shares of Preferred Stock and warrants to purchase 2,500 shares of the Company's common stock.

      The Registrant claims exemption from registration of this placement by virtue of Section 4(2) of the Securities Act of 1933.

      The two private placements of BCA preferred stock were made with the assistance of a placement agent, Corporate Capital Management, who charged a commission of 8% in fees and 2% in expenses plus warrants to purchase up to 75,000 (50,000 of which have been issued in conjunction with the first two tranches) shares of common stock of the Registrant at approximately $0.66 per share, for five years for the first offering and 6% in fees and no warrants for the second offering.

      The Preferred Stock contains a penalty provision permitting redemption, together with penalties, at the option of the holder if the underlying common stock is not registered under an effective registration statement prior to approximately January 4, 1998. On September 4, 1997, the Company filed the required registration statement with the Securities and Exchange Commission. On September 30, 1997, the Company received a letter of comments on such registration statement from the Securities and Exchange Commission. The Company has nearly completed its response to the comments and expects to file an amended registration statement during the week of October 27, 1997 and request effectiveness as soon as possible thereafter. The Company believes, based upon progress toward completion of the registration statement and the comments raised, that the penalty provision is a remote contingency.

      A separate economic penalty (increased interest of 3% per month retroactive to July 24, 1997 and continuing until effectiveness) would be triggered by the absence of effectiveness of a registration statement relating to the shares underlying the conversion feature by November 4, 1997.

            In response to positions recently taken by the Securities and Exchange Commission, Emerging Issues Task Force Statement D-60 has been issued which requires accounting for securities issued which are convertible into common stock at a value which is "in the money" at the date of issuance (such as the preferred stock described above and the acquisition financing described below). This accounting requires that such value be charged to operations (based upon the traded market price, without discount, compared to the conversion amount) in the case of a convertible note or to retained earnings as a dividend in the case of a preferred stock, over a period reflecting the shortest period in which the investor has to exercise and under the most favorable terms to the investor. Because the securities issued are those of a subsidiary, but are convertible into shares of the Company, the Company expects to record the preferred stock of the subsidiary as "minority interests" in the consolidated financial statements. Then, the Company will immediately charge approximately $500,000 related to the "in the money" conversion feature for amounts drawn down in the quarter ended September 30, 1997 to Minority Interests. Additional charges would occur if and when the third tranche is drawn down in the fourth quarter of 1997. See pro-forma financial statements including footnotes a and b on S-2 and General Note 2 on S-4 and S-6.

      (ii) Acquisition financing - In order to fund the acquisition of Drew Shoe and provide working capital to the Company, On September 19, 1997, the Company issued subordinated convertible notes to eight investors in the aggregate amount of $6,000,000 (the "Convertible Notes"). The Convertible Notes are due on September 19, 2002, unless at any time after September 19, 1998, they are converted, at $.80 per share, into 7,500,000 shares of Common Stock of the Company. The Convertible Notes bear an interest rate of 10%, payable semi-annually, but the Company, at its discretion, may pay interest in the form of its convertible notes in which case the annual interest rate becomes 13% with semi-annual compounding. The Convertible Notes require the Company to maintain compliance with certain financial covenants including maintenance of minimum levels of interest coverage and net worth (as defined).

      In addition, the Company issued to the noteholders Non-Redeemable Class DD Warrants to purchase 2,400,000 shares of common stock, exercisable at $1.75 per share at any time prior to September 19, 2002.

      The market value of the Company's common stock on the Nasdaq SmallCap market on the date of the transaction was approximately $1.50.

      The purchasers of the securities are set forth in the following table:

                                        Common shares    Common shares
Name of purchaser        Amount paid       issuable      under warrants
-----------------        -----------    -------------    --------------

Impleo, LLC              $5,000,000       6,250,000        2,000,000
621 Partners                150,000         187,500           60,000
R. Weil & Associates        155,000         193,750           62,000
David M. Kirr               165,000         206,250           66,000
Terry B. Marbach            165,000         206,250           66,000
Gregg T. Summerville        165,000         206,250           66,000
Ralph Weil                  100,000         125,000           40,000
Joseph Schueller            100,000         125,000           40,000
                         ----------       ---------        ---------
                         $6,000,000       7,500,000        2,400,000
                         ==========       =========        =========

      Kirr Marbach & Company, LLC, a registered investment advisor, is the managing general partner of 621 Partners, Appleton Associates and R. Weil & Associates, and together with Messrs Kirr, Marbach and Summerville may be deemed to constitute a group within the meaning of Regulation 13D-G.

      The private placement of convertible notes and warrants to Impleo, LLC was made with the assistance of an investment banker, Josephberg Grosz and Company, who charged a cash fee of 6% ($300,000) of proceeds plus certain shares of common stock, and warrants to purchase shares of common stock, of the Registrant. The remaining $1,000,000 of proceeds was not subject to a commission. The Registrant refers the reader to "Item 5. (f) Shares, warrants and options granted in connection with the acquisition of Drew Shoe and related acquisition financing", regarding non-cash fees paid.

      As a result of the accounting described in the last paragraph of Item 5(i) above, the Company expects to charge to Interest and Financing costs in the Consolidated Financial Statements approximately $5,925,000 (representing the "in the money" value of the conversion feature measured at the date of issuance) over the one year period preceding the earliest date of conversion. The Company also plans, under generally accepted accounting principles, to allocate approximately $1,500,000 as the estimated value of the detachable warrants issued in connection with the convertible notes, which amount will be amortized over the five year term of the convertible notes. These charges will be in addition to amortization of deferred financing costs (estimated to approximate $300,000) over the five year term of the Convertible Notes. See pro-forma financial statements including footnote c on S-2 and General Note 2 on S-4 and S-6.

      b. Option grants (largely subject to shareholder approval) - On September 17, 1997 options to purchase approximately 2,070,000 shares of common stock of the

Registrant were issued to employees, directors and consultants (including 1,500,000 for three executive officers of the Company and its HumanCAD subsidiary). Of the options issued, options to purchase approximately 1,922,000 shares are subject to approval at the next meeting of the shareholders of the Registrant. Accordingly, the Company may be subject to a charge to operations if the exercise price of the options granted exceeds the market price of the common stock on the date of shareholder approval.

      c. Change in Directors - During September and October 1997, Mr. Mark Plauman, Mr. Charles Schuyler and Mr. Steven Savitsky, respectively, have joined the Registrant's Board of Directors and Mr. Cherubini has resigned.

      Mr. Plauman is a senior vice president of Wexford Management LLC, an investment management firm providing services for a series of investment partnerships, several public companies and several private investments. Mr. Plaumann is a Director of Wahlco Environmental Systems, Inc., a manufacturer of environmental and engineered equipment; Technology Services Group Inc., a manufacturer of smart pay phones; several private companies; and the general partner of several public partnerships. Prior to joining Wexford Management LLC in 1995, Mr. Plauman was a managing director of Alvarez & Marsal, Inc. a management consulting firm. From 1985 to 1990 Mr. Plauman was a managing director with American Healthcare Management, Inc. Prior to 1985, Mr. Plauman was with Ernst & Young LLP for eleven years in various capacities in the audit and consulting divisions.

      Mr. Schuyler is President of Drew Shoe and has been a principal owner and manager of Drew Shoe for more than the past twenty years.

      Mr. Savitsky is the Founder, Chairman of the Board of Directors and Chief Executive Officer of Staff Builders, Inc., a large provider of home healthcare in the United States of America. Mr. Savitsky has a BA in Economics from Yeshiva University and an MBA in Marketing and Finance from Baruch School of Business.

      d. New Officer - Mr. Kenneth C. Riscica has joined the executive officers of the Company as Vice President - Finance, Chief Financial Officer, Treasurer and Secretary effective October 16, 1997. Mr. Riscica, formerly a partner in charge of an emerging companies practice group with Arthur Andersen & Co. LLP (having been a partner from 1987 to 1992 after joining the firm in 1976), more recently served as Chief Executive Officer of Riscica Associates, Inc., a financial and management consulting firm and as Chief Financial Officer of Magna-Lab, Inc., a publicly traded medical technology company.

      Mr. Robert Wong, Vice Chairman and Chief Technology Officer (who previously served as Acting Chief Financial Officer, Acting Treasurer and Acting Secretary) continues in his role as Vice Chairman and Chief Technology Officer.

      e. Anti-Dilution provisions of Class B Warrants and Class E Warrants - Principally as a result of the Drew Shoe acquisition financing (as well as other items), the exercise price and number of shares subject to existing Class B Warrants and Class E Warrants have been adjusted pursuant to anti-dilution provisions. The revised amounts are as follows:


                                                         Number of Shares
                                 Exercise Price         Subject to Warrants
                                 --------------         -------------------

      Class B Warrants:

            Previous                 $1.50                    969,191

            Current                  $1.14                  1,292,254

      Class E Warrants:

            Previous                 $1.25                    540,747

            Current                  $0.95                    737,382

      f. Shares, warrants and options granted in connection with the acquisition of Drew Shoe and related acquisition financing.

      In connection with the acquisition of Drew Shoe and related financing, the following shares, warrants and options were issued to investment bankers and other strategic consultants:

      Common Stock:

      Josephberg Grosz & Company, Inc. (investment bankers)      187,500 shares

      Strategic Growth International (strategic consultants)     160,000 shares

      Warrants or Options to purchase common stock:

      Josephberg Grosz and Company (investment bankers)          500,000 at
                                                                 $0.80 per share
                                                                 until September
                                                                 19, 2000

      Roger Miller (investment bankers)                          50,000 at
                                                                 $1.52 per
                                                                 share until
                                                                 September
                                                                 17, 2002

      Coleman and Company (investment bankers)                   10,000 at
                                                                 $1.52 per
                                                                 share until
                                                                 September
                                                                 17, 2002

Item 7. Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired.

       The balance sheets of Drew Shoe Corporation at December 31, 1996 (audited) and at June 30, 1997 (unaudited), and the results of its operations and changes in its cash flows for the periods ended December 31, 1996 and 1995 (audited) and for the six month periods ended June 30, 1997 and 1996 (unaudited), required to be presented herein are so included together with the report of J. H. Cohn LLP, independent public accountants pursuant to the following Index to Financial Statements:

                  ITEM                                            Page #
                  ----                                            ------

         Index                                                     F-1
         Report of Independent Public Accountants                  F-2
         Balance Sheets at June 30, 1997 (unaudited) and
           December 31, 1996 (audited)                             F-3
         Statements of Income and Retained Earnings for
           the six months ended June 30, 1997 and
           1996 (unaudited) and the years ended
           December 31, 1996 and 1995 (audited)                    F-4
         Statements of Cash Flows for the six months
           ended June 30, 1997 and 1996 (unaudited) and
           the years ended December 31, 1996 and 1995 (audited)    F-5
         Notes to Financial Statements                             F-6/12

      (b) Pro Forma Financial Statements.

      Pro Forma financial information showing the unaudited balance sheets and statements of operations of the Company (consolidated) and Drew Shoe, as well as pro-forma adjustments to reflect the Company's acquisition of Drew Shoe and the acquisition financing and a pre acquisition working capital financing, as if the acquisition had occurred as of the earliest date in the period presented, are included hereby as follows:

            ITEM                                                    Page #
            ----                                                    ------

Index to Pro Forma Information                                       S
Pro-Forma Balance Sheet at August 31, 1997 (unaudited)               S-1/2
Pro-Forma Statement of Operations for the eight months ended
  August 31, 1997 (unaudited)                                        S-3/4
Pro-Forma Statement of Operations for the year ended
      December 31, 1996 (unaudited)                                  S-5/6

(c) Exhibits.

      10.51 Letter of Agreement with Josephberg & Grosz to provide the Company investment banking services (1)
      10.52 Stock Purchase Agreement between the Company and the owners of Drew Shoe Corporation (1)
      10.54 Registration Rights Agreement dated July 15, 1997 (2)
      10.60 First Addendum to Stock Purchase Agreement (3)
      10.61 Non-Negotiable and Non-Assignable Promissory Note dated as of September 19, 1997 by BCAM International, Inc. in favor of Charles Schuyler
      10.62 Non-Negotiable and Non-Assignable Promissory Note dated as of September 19, 1997 by BCAM International, Inc. in favor of Frank Shyjka
      10.63 Form of 10%/13% Convertible Subordinated Note
      10.64 Form of Warrant Agreement
      10.65 Form of Registration Agreement
      10.66 Form of Subordination Agreement
      10.67 Loan and Security Agreement dated as of September 19, 1997 between
            Bank One, National Association and Drew Shoe Corporation.
      10.68 Guarantee agreement by BCAM International, Inc. of obligation of
            Drew Shoe Corporation to Bank One, National Association.
      10.69 Form of Revolving Note Agreement with Bank One, National Association
      10.70 Term Loan Agreement with Bank One, National Association

(1) Filed as an Exhibit to Registrant's Form 10-KSB for the fiscal year ended December 31, 1996 (file no. 0-18109) and incorporated herein by reference thereto
(2) Filed as an Exhibit to Registrant's Post-Effective Amendment number 13 on Form SB-2 to Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(3) Filed as an Exhibit to Registrant's Current Report on Form 8-K filed on September 30, 1997 (file no. 0-18109) and incorporated herein by reference thereto

Forward Looking Statements

      This Form 8-K contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences are detailed from time to time in the Company's Securities and Exchange Commission reports. Historical results are not necessarily indicative of trends in operating results for any future period.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BCAM INTERNATIONAL, INC.



                                    By: /s/ Michael Strauss
                                        ----------------------------
                                        Michael Strauss, President
                                        Chairman of the Board and
                                        Chief Executive Officer


Date: October 29, 1997

                              DREW SHOE CORPORATION

                         REPORT ON FINANCIAL STATEMENTS

                         SIX MONTHS ENDED JUNE 30, 1997
                            AND 1996 AND YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                              DREW SHOE CORPORATION

                                    I N D E X

                                                                         PAGE
                                                                         ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  F-2

BALANCE SHEETS
  JUNE 30, 1997 AND DECEMBER 31, 1996                                     F-3

STATEMENTS OF INCOME AND RETAINED EARNINGS
  SIX MONTHS ENDED JUNE 30, 1997 AND 1996
  AND YEARS ENDED DECEMBER 31, 1996 AND 1995                              F-4

STATEMENTS OF CASH FLOWS
  SIX MONTHS ENDED JUNE 30, 1997 AND 1996
  AND YEARS ENDED DECEMBER 31, 1996 AND 1995                              F-5

NOTES TO FINANCIAL STATEMENTS                                          F-6/12


                                     *  *  *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder
Drew Shoe Corporation

We have audited the accompanying balance sheet of DREW SHOE CORPORATION as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drew Shoe Corporation as of December 31, 1996, and its results of operations and cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



                                        J. H. COHN LLP

Roseland, New Jersey
September 26, 1997

                              DREW SHOE CORPORATION

                                 BALANCE SHEETS
                       JUNE 30, 1997 AND DECEMBER 31, 1996

                                                  June       December
                    ASSETS                      30, 1997     31, 1996
                                               -----------  -----------
                                               (Unaudited)
Current assets:
  Cash                                         $   176,023  $    26,757
  Accounts receivable, less allowance for
    doubtful accounts of $66,500 and $68,000     1,925,197    1,558,622
  Inventories                                    6,644,853    6,694,033
  Prepaid expenses and sundry receivables          102,880      116,536
                                               -----------  -----------
      Total current assets                       8,848,953    8,395,948

Property and equipment, net of accumulated
  depreciation                                   1,334,636    1,350,145
Cash surrender value of life insurance, net
  of loans of $423,333 and $501,000                 74,357       69,074
Intangible pension assets                           59,390       59,390
Other assets                                       187,528      194,200
                                               -----------  -----------
      Totals                                   $10,504,864  $10,068,757
                                               ===========  ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt            $   377,023  $   176,232
  Accounts payable                                 675,878      883,962
  Accrued payroll and payroll taxes                281,838      329,065
  Accrued pension cost, current portion            246,823      195,435
  Accrued other liabilities                        150,458       75,022
                                               -----------  -----------
      Total current liabilities                  1,732,020    1,659,716

Notes payable - bank                             2,435,253    1,962,253
Long-term debt, net of current portion           1,116,376    1,404,829
Accrued pension cost, net of current portion       110,613      110,613
                                               -----------  -----------
      Total liabilities                          5,394,262    5,137,411
                                               -----------  -----------
Commitments

Stockholders' equity:
   Common stock, no par value, 1,711.3422
    shares authorized; 1,709.8289 shares issued
    and outstanding                                127,156      127,156
  Retained earnings                              5,034,669    4,855,413
                                               -----------  -----------
      Totals                                     5,161,825    4,982,569
  Less excess additional pension liability         (51,223)     (51,223)
                                               -----------  -----------
      Total stockholders' equity                 5,110,602    4,931,346
                                               -----------  -----------
      Totals                                   $10,504,864  $10,068,757
                                               ===========  ===========

See Notes to Financial Statements.

                              DREW SHOE CORPORATION

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   SIX MONTHS ENDED JUNE 30, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                               Six Months                         Years Ended
                                             Ended June 30,                      December 31,
                                      ---------------------------        ------------------------------
                                         1997             1996              1996               1995
                                      ----------       ----------        -----------        -----------
                                              (Unaudited)
       INCOME

Net sales                             $7,773,892       $7,346,378        $14,609,346        $13,646,926
Cost of goods sold                     4,709,086        4,611,994          9,146,708          8,590,713
                                      ----------       ----------        -----------        -----------
Gross profit                           3,064,806        2,734,384          5,462,638          5,056,213
                                      ----------       ----------        -----------        -----------
Operating expenses:
   Selling                             1,816,954        1,597,533          3,477,433          2,972,764
   General and
    administrative                       915,245          853,321          1,700,379          1,546,155
                                      ----------       ----------        -----------        -----------
        Totals                         2,732,199        2,450,854          5,177,812          4,518,919
                                      ----------       ----------        -----------        -----------
Operating income                         332,607          283,530            284,826            537,294
Interest expense                        (178,407)        (168,439)          (338,447)          (347,591)
Interest and other
   income                                 25,056           47,288             79,328             93,899
                                      ----------       ----------        -----------        -----------
Net income                               179,256          162,379             25,707            283,602

   RETAINED EARNINGS

Balance, beginning of
  period                               4,855,413        4,885,266          4,885,266          4,853,464
Distributions                                             (55,560)           (55,560)          (251,800)
                                      ----------       ----------        -----------        -----------
Balance, end of period                $5,034,669       $4,992,085        $ 4,855,413        $ 4,885,266
                                      ==========       ==========        ===========        ===========

See Notes to Financial Statements.

                              DREW SHOE CORPORATION

                            STATEMENTS OF CASH FLOWS
                   SIX MONTHS ENDED JUNE 30, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                               Six Months            Years Ended
                                             Ended June 30,          December 31,
                                          --------------------   --------------------
                                            1997        1996       1996        1995
                                          --------    --------   ---------   --------
                                              (Unaudited)
Operating activities:
  Net income                              $179,256    $162,379   $  25,707   $283,602
  Adjustments to reconcile net income to
    net cash provided by (used in) oper-
    ating activities:
    Depreciation and amortization          118,480     106,401     247,978    227,088
    Changes in operating assets and lia-
      bilities:
      Accounts receivable                 (366,575)   (198,296)    433,139   (312,845)
      Inventories                           49,180    (866,579)   (711,712)  (276,645)
      Prepaid expenses and sundry receiv-
        ables                               13,656       9,712      24,995     84,273
      Accounts payable                    (208,084)    433,201      25,612    222,689
      Accrued expenses and other lia-
        bilities                            79,597     250,080     120,327     (4,250)
                                          --------    --------   ---------   --------
          Net cash provided by (used in)
            operating activities          (134,490)   (103,102)    166,046    223,912
                                          --------    --------   ---------   --------
Investing activities:
  Purchases of property and equipment      (94,675)   (146,347)   (266,292)  (232,117)
  (Increase) decrease in cash surrender
    value of life insurance and other
    assets                                  (6,907)    142,848      58,904   (135,362)
                                          --------    --------   ---------   --------
          Net cash used in investing
            activities                    (101,582)     (3,499)   (207,388)  (367,479)
                                          --------    --------   ---------   --------
Financing activities:
  Net proceeds under revolving note
    agreement                              473,000     229,681     218,123    396,359
  Proceeds from issuance of long-term debt              12,828      24,095    450,000
  Principal payments on long-term debt     (76,662)    (73,382)   (146,218)  (526,523)
  Distributions                                        (55,560)    (55,560)  (157,800)
                                          --------    --------   ---------   --------
          Net cash provided by financing
            activities                     385,338     113,567      40,440    162,036
                                          --------    --------   ---------   --------
Net increase (decrease) in cash            149,266       6,966        (902)    18,469

Cash, beginning of period                   26,757      27,659      27,659      9,190
                                          --------    --------   ---------   --------
Cash, end of period                       $176,023    $ 34,625   $  26,757   $ 27,659
                                          ========    ========   =========   ========
Supplemental disclosure of cash flow data:
  Interest paid                           $166,639    $152,935   $ 329,227   $357,318
                                          ========    ========   =========   ========
Supplemental disclosure of noncash invest-
  ing and financing information:
  Change in additional pension liability
    recorded as:
    Increase (decrease) in intangible
      pension asset                                              $(236,662)  $123,951
    (Increase) decrease in stockholders'
      equity                                                      (179,742)   230,965
                                                                 ---------   --------
           Totals                                                $(416,404)  $354,916
                                                                 =========   ========
  Stockholders' receivables offset against
    distributions                                                            $ 94,000
                                                                             ========

See Notes to Financial Statements.

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies:

                Business:

                   The Company designs, manufactures, imports, markets and distributes women's and men's shoes for sale to independent retailers and through Company-owned retail operations throughout the United States.

                Use of estimates:

                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                Financial instruments and off-balance-sheet risk:

                   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed Federally insured limits. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company routinely assesses the financial strength of its customers.

                Inventories:

                   Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

                Property and equipment:

                   Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

                Goodwill:

                   Goodwill, included in other assets, is amortized on a straight-line basis over periods ranging from five to twenty years.

                Revenue recognition:

                   Revenue from wholesale product sales is recognized at the time products are shipped. Revenue from retail product sales through Company-owned retail operations is recognized at the point of sale.

                Income taxes:

                   The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholders for inclusion in their personal income tax returns. Accordingly, there is no provision for Federal income taxes in the accompanying financial statements.

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies (concluded):

                Income taxes (concluded):

                   The Company has also elected to be treated as an "S" Corporation in the states in which its files corporate income tax returns. Accordingly, no provision for state income taxes has been provided in the accompanying financial statements.

                Advertising:

                   The Company expenses the cost of advertising as incurred. Advertising costs charged to operations were $365,000 and $364,000 for the years ended December 31, 1996 and 1995, respectively.

                Unaudited interim financial information:

                   In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of the Company as of June 30, 1997, and its results of operations and cash flows for the six months ended June 30, 1997 and 1996. Results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results of operations for the full year ending December 31, 1997.

Note 2 - Inventories:

                Inventories consist of the following:

                                                                     December
                                                June 30, 1997        31, 1996
                                                -------------       ----------
                                                 (Unaudited)
                   Raw materials                  $  946,210        $  858,907
                   Work-in-process                   804,606           988,714
                   Finished goods                  4,894,037         4,846,412
                                                  ----------        ----------
                     Totals                       $6,644,853        $6,694,033
                                                  ==========        ==========

Note 3 - Property and equipment:

                Property and equipment consists of the following at December 31, 1996:
                                                 Range of
                                                 Estimated
                                                Useful Lives         Amount
                                                ------------       ----------

                   Land                                            $  100,000
                   Buildings and improvements    10-35 years          865,325
                   Machinery and equipment        5-13 years        2,614,715
                                                                   ----------
                      Total                                         3,580,040
                   Less accumulated depreciation                    2,229,895
                                                                   ----------
                      Total                                        $1,350,145
                                                                   ==========

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 4 - Notes payable - bank:

                At December 31, 1996, the Company had outstanding borrowings of $1,962,253 under a revolving credit and bankers acceptance facility with Bank One, National Association (the "Bank"). Borrowings under the revolving credit portion of the agreement bear interest at the prime rate, while outstanding bankers' acceptances of $500,000 at December 31, 1996 had an effective interest rate of 7.25%. At December 31, 1996, the Company was in violation of certain covenants in the loan agreement which were subsequently waived by the Bank.

                As discussed in Note 10, the Company entered into a new credit facility with the Bank on September 22, 1997. Principal payments are not required under the new revolving credit facility until expiration on September 30, 1999 and, accordingly, the entire amount of notes payable - bank has been classified as a noncurrent liability in the accompanying balance sheets at June 30, 1997 and December 31, 1996.

Note 5 - Long-term debt:

                Long-term debt consists of the following at December 31, 1996:

                   Mortgage note with interest at prime plus
                      .25% (8.5% at December 31, 1996), due
                      in monthly installments through February
                      2000, collateralized by real estate (A)       $  395,000
                   Note payable - related party with interest
                      at prime, renewable every January 1 for
                      an additional 12 months, unsecured (B)(D)        213,869
                   Debentures - related parties with interest
                      at 10%, due in monthly installments
                      through July 2002, unsecured (C)(D)              943,476
                   Other                                                28,716
                                                                    ----------
                                                                     1,581,061
                   Less current portion                                176,232
                                                                    ----------
                   Long-term debt                                   $1,404,829
                                                                    ==========

                   (A) The mortgage was repaid on September 22, 1997 with proceeds from a new $1,000,000 term loan payable to the Bank (see Note 10). The term loan is payable in monthly installments of $11,905 plus interest at prime plus 1.5% through September 30, 2000, at which time the outstanding balance is due.

                   (B) The note was renewed as of January 1, 1997 and, accordingly, is classified as noncurrent at December 31, 1996.

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 5 - Long-term debt (concluded):

                   (C) The debentures were repaid on September 22, 1997 utilizing $845,056 of proceeds from the new term loan and the revolving credit facility discussed in Note 10.

                   (D) Related party interest expense approximated $119,000 and $129,000 in 1996 and 1995, respectively.

                Principal payment requirements on the above obligations, as adjusted for the refinancing discussed in Note 10, in each of the five years subsequent to December 31, 1996 are as follows:

                   Year Ending
                   December 31,                                      Amount
                   ------------                                     --------

                       1997                                         $176,232
                       1998                                          361,853
                       1999                                          368,266
                       2000                                          670,025
                       2001                                            2,195

                As the notes payable - bank and long-term debt bear interest at varying rates based on market, the carrying value approximates fair value at December 31, 1996.

Note 6 - Pension plans:

                The Company has two noncontributory, defined benefit pension plans covering substantially all employees. Benefits under the plan covering nonunion employees are based on average monthly compensation and years of service. Benefits under the plan covering union employees are based on years of service. The Company's policy is to make contributions to the plans sufficient to meet minimum funding requirements.

                A summary of the components of net periodic pension cost for the years ended December 31, 1996 and 1995 follows:

                                                            1996        1995
                                                          --------    --------

                   Service cost                           $135,590    $ 80,498
                   Interest                                144,279      94,746
                   Actual return on plan assets            (45,938)    (90,671)
                   Amortization and deferral               (12,643)     74,909
                                                          --------    --------

                   Net pension cost                       $221,288    $159,482
                                                          ========    ========

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Pension plans (continued):

                The following table sets forth the funded status and amounts recognized in the balance sheet as of December 31, 1996:

                                                                    Underfunded
                                                       Overfunded     Nonunion
                                                       Union Plan       Plan
                                                       ----------   -----------
                   Actuarial present value of
                     benefit obligations:
                 Vested benefit                        $1,009,957    $  646,873
                   Nonvested benefits                       6,591        77,875
                                                       ----------    ----------
                   Accumulated benefit obligation       1,016,548       724,748
                   Effect of projected future
                      compensation levels                               335,867
                                                       ----------    ----------
                   Projected plan benefit obliga-
                      tions for services rendered
                      to date                           1,016,548     1,060,615
                   Plan assets at fair value            1,043,077       342,324
                                                       ----------    ----------
                   Plan assets in excess of (less
                      than) projected benefit ob-
                      ligations                            26,529      (718,291)
                   Unrecognized net (gain) loss          (142,577)      387,090
                   Prior service cost not yet
                      recognized in periodic pen-
                      sion cost                           111,421        (8,661)
                   Unrecognized transition liability       81,003        68,051
                   Additional minimum liability                        (110,613)
                                                       ----------    ----------
                        Prepaid (accrued) pension
                          cost                             76,376      (382,424)
                   Less current portion                   (76,376)      271,811
                                                       ----------    ----------

                   Long term portion, representing
                      additional liability             $    -        $ (110,613)
                                                       ==========    ==========

            Significant assumptions used in the accounting for the defined benefit plans were as follows:

             Discount rate                                                  7%
             Rate of increase in compensation levels                        4%
             Expected long-term rate of return on assets                 8.25%

                The plans' assets at December 31, 1996 are invested in an annuity investment fund, certificates of deposit, insurance contracts and interest bearing cash accounts.

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Pension plans (concluded):

                The provisions of Statement of Financial Accounting Standards No. 87 ("SFAS No. 87"), "Employers' Accounting for Pensions," require recognition in the balance sheet of an additional minimum liability and related intangible asset for pension plans with accumulated benefits in excess of plan assets. This resulted in the recognition at December 31, 1996 of an additional liability of $110,613. SFAS No. 87 provides that the intangible asset cannot exceed the amount of unrecognized prior service costs. At December 31, 1996, an intangible asset of $59,390 was recognized, with the remaining balance of $51,223 recorded as a reduction of stockholders' equity.

                Effective September 3, 1997, the accrual of future benefits under the nonunion defined benefit pension plan was sus- pended. The effect of the curtailment of the nonunion plan on the Company's financial statements cannot currently be determined.

Note 7 - Commitments and other matters:

                Lease commitments:

                   The Company leases retail space and certain machinery and equipment under operating leases that expire through 2003. Related rent expense amounted to $369,000 and $246,000 for the years ended December 31, 1996 and 1995, respectively.

                   Future minimum rental payments required under the noncancelable operating leases in years subsequent to December 31, 1996 are as follows:

                      Year Ending
                      December 31,                                   Amount
                      ------------                                  --------

                          1997                                      $317,808
                          1998                                       261,377
                          1999                                       155,603
                          2000                                        49,726
                          2001                                        24,708
                          Thereafter                                  48,450
                                                                    --------
                          Total                                     $857,672
                                                                    ========

                Collective bargaining agreement:

                   At December 31, 1996, approximately 63% of the Company's workforce is represented under a collective bargaining agreement which expires May 31, 1998.

                Concentrations:

                   The Company relies to a large extent on medical footwear for sales. Approximately 80% of the Company's sales are women's shoes. No one customer accounts for more than 10% of the Company's sales.

                              DREW SHOE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Provision for income taxes:

                A reconciliation of income taxes based on pre-tax income and the Federal statutory rate to the Company's effective rate for the years ended December 31, 1996 and 1995 follows:

                                                                 December 31,
                                                                 ------------
                                                                 1996    1995
                                                                 ----    ----
                   Federal statutory income tax rate             34.0%   34.0%
                   Increase (decrease) resulting from:
                     State income taxes, net of Federal
                       tax benefit                                7.8     7.0
                      "S" Corporation income not subject
                       to Federal or state tax                  (48.6)  (42.7)
                      Other                                       6.8     1.7
                                                                 ----    ----
                   Effective rate                                   - %     - %
                                                                 ====    ====

Note 9 - Unaudited proforma income tax information:

                Unaudited proforma income tax information as if the Company had been a "C" Corporation subject to Federal and state income taxes follows:

                                      Six Months Ended           Year Ended
                                          June 30,              December 31,
                                   ---------------------   --------------------
                                      1997        1996       1996        1995
                                   ---------   ---------   --------   ---------
             Income before income
               taxes               $ 179,256   $ 162,379   $ 25,707   $ 283,602
             Pro forma provision
                for income taxes     (73,000)    (66,000)   (10,000)   (115,000)
                                   ---------   ---------   --------   ---------
             Pro forma net income  $ 106,256   $  96,379   $ 15,707   $ 168,602
                                   =========   =========   ========   =========

Note 10 - Subsequent events:

                Effective September 22, 1997, the Company's stockholders sold all of the outstanding common stock of the Company to BCAM International, Inc. ("BCAM"), a publicly-held software technology company, for cash and other consideration.

                On September 22, 1997, the Company entered into a new $4,500,000 revolving credit facility and a $1,000,000 term loan with the Bank (see Notes 4 and 5). Under the terms of the revolving credit facility, the Company may borrow a maximum of 80% of eligible accounts receivable, as defined, and 35% of eligible inventory, as defined. Such borrowings bear interest at the prime rate plus 1.5%, payable monthly. Principal payments are not required under the revolving credit facility until expiration on September 30, 1999. Borrowings under the revolving credit facility and the term loan are secured by substantially all of the Company's assets and guaranteed by BCAM.

                The agreement contains various restrictive covenants including net worth requirements, limitations on dividends and distributions, limitations on transactions with affiliates, as defined, and the maintenance of a debt service coverage ratio.

                            BCAM International, Inc.

                    INDEX TO PRO-FORMA FINANCIAL INFORMATION

                                   (UNAUDITED)

                                                                       Page
                                                                       ----

            Pro-Forma Balance Sheet at August 31, 1997                 S-1/2

            Pro-Forma Statement of Operations for the eight
            months ended August 31, 1997                               S-3/4

            Pro-Forma Statement of Operations for the year
            ended December 31, 1996                                    S-5/6


                                       S

                            BCAM International, Inc.
           Condensed Consolidated Pro Forma Balance Sheet (Unaudited)
                                August 31, 1997

                                           BCAM               Drew               Pro-Forma Adjustments             Pro-Forma
                                       -----------       --------------    ---------------------------------     -------------
Assets                                                                            dr.              cr.
Current assets:
     Cash and equivalents             $    100,000        $  (123,000)          600,000 a       3,832,000 e        2,245,000
                                                                              6,000,000 c         450,000 d
                                                                                250,000 i         100,000 j
                                                                                                  200,000 f
     Accounts receivable, net               75,000          1,710,000                             100,000 h        1,685,000
     Unbilled Receivables                   87,000                  -                                                 87,000
     Inventory                              25,000          6,307,000                             150,000 h        6,182,000
     Other current assets                  159,000            423,000                                                582,000
                                      ------------        -----------        ----------        ----------        -----------
    Total current assets                   446,000          8,317,000         6,850,000         4,832,000         10,781,000
Property and equipment
     Land                                        -            100,000                                                100,000
     Buildings & improvements               51,000            811,000                             111,000 h          751,000
     Furniture & equipment                 887,000          2,782,000                           1,749,000 h        1,920,000
                                      ------------        -----------        ----------        ----------        -----------
                                           938,000          3,693,000                -          1,860,000          2,771,000
     Less accumulated deprn               (710,000)        (2,381,000)        2,381,000 h                           (710,000)
                                      ------------        -----------        ----------        ----------        -----------
                                           228,000          1,312,000         2,381,000         1,860,000          2,061,000
Patents, trademarks, software, net         385,000                  -                                                385,000
Investment in Drew Shoe                                                       4,732,000 e       5,362,000 k                -
                                                                                630,000 f
Deferred financing costs                   571,000                              697,000 d          50,000 e          830,500
                                                                                100,000 j          87,500 g
                                                                                                  400,000 f
Goodwill                                                                        220,000 k                            349,000
                                                                                129,000 h
Other assets                                 1,000            328,000                             150,000 h          179,000
                                      ------------        -----------        ----------        ----------        -----------
Total assets                          $  1,631,000        $ 9,957,000        15,739,000        12,741,500        $14,585,500

Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                 $    144,000        $   501,000                                            $   645,000
     Accrued expenses and other            269,000          3,116,000                             250,000 h        3,885,000
                                                                                                  250,000 i
                                      ------------        -----------        ----------        ----------        -----------
Total current liabilities                  413,000          3,617,000                             500,000          4,530,000

Seller Notes, 8% due Sept 1999                   -                  -                             400,000 e          400,000
Convertible Notes, due Sept 2002                 -                  -                           4,500,000 c        4,500,000
Other liabilities                            4,000          1,198,000                                              1,202,000

Minority interest                          450,000                  -                             600,000 a        1,050,000

Common shareholders' equity:
     Common stock, par value $.01          167,000            127,000           127,000 k                            167,000
     Paid-in surplus                    16,001,000                  -           570,000 d         500,000 b       24,678,000
                                                                                                5,925,000 c
                                                                                                1,500,000 c
                                                                                                  817,000 d
                                                                                                  450,000 e
                                                                                                   30,000 f
                                                                                                   25,000 g
     Contra equity                               -                  -         5,925,000 c                         (5,925,000)
     Retained earnings (deficit)       (14,505,000)         5,015,000           500,000 b                        (15,117,500)
                                                                                112,500 g
                                                                              5,015,000 k
                                      ------------        -----------        ----------        ----------        -----------
                                         1,663,000          5,142,000        12,249,500         9,247,000          3,802,500
     Less 763,182 treasury shares         (899,000)                 -                                               (899,000)
                                      ------------        -----------        ----------        ----------        -----------
                                           764,000          5,142,000        12,249,500         9,247,000          2,903,500
                                      ------------        -----------        ----------        ----------        -----------
Total liabilities and equity          $  1,631,000        $ 9,957,000        12,249,500        15,247,000        $14,585,500
                                      ============        ===========        ==========        ==========        ===========

     Notes to Pro Forma Balance Sheet:

(a) To reflect, as minority interest, the private placement of subsidiary Preferred Stock which is convertible into shares of the Company's common stock. See Item 5 a.(i) $450,000 (net of expenses of $50,000) is already reflected in the August 31 balance sheet for the July 1997 tranche; the remainder, $500,000 on 9/8/97 and $200,000 on 9/18/97, net of
      commissions/expenses ($100,000), are reflected by this adjustment

(b) To reflect an imputed dividend to minority shareholders of subsidiary in accordance with guidance of EITF D-60 for the "in the money" value of the conversion feature

(c) To reflect the issuance of $6,000,000 of 10% Convertible Notes (convertible into 7,500,000 shares of common stock) and warrants to purchase 2,400,000 shares of common stock as described in Item 5 a (i), as follows:

         Allocated to Detachable Warrants                             1,500,000
         Allocated to Convertible Notes                               4,500,000
         Allocated to "in the money" conversion feature               5,925,000
         Contra-equity for conversion feature (to be charged to
              expense over one year period prior until convertible)  (5,925,000)
                                                                  -------------
         Cash proceeds, gross                                         6,000,000
                                                                  =============

(d) To reflect the cash and equity portion of acquisition financing compensation (i.e. shares, warrants and options issued to investment bankers and consultants). See Item 5 (f).

         Shares to Investment banker (187,500 x $1.50 x 80%)            225,000
         Investment banker options( 500,000 imputed at $.80)            400,000
         Shares to consultant (160,000 x $1.50 x 80%)                   192,000
                                                                  -------------
               subtotal credit to equity                                817,000
                                                                  -------------
         Cash compensation to investment banker                         300,000
         Additional cash for professional fees, estimate                150,000
                                                                  -------------
               subtotal credit to cash                                  450,000
                                                                  -------------
         Total                                                        1,267,000
                                                                  =============

         Allocated to:
              Deferred Debt Financing Costs (55%)                       696,850    697,000
                                                                                 =========
              Equity component of deferred finance costs (45%)          570,150    570,000
                                                                                 =========

(e)   To reflect the purchase of Drew Shoe Corporation per Item 2, as follows:

         Cash consideration at closing                                3,832,000
         Plus amounts previously paid to sellers                         50,000
         Notes to Sellers                                               400,000
         Shares to seller (375,000 x $1.50 per share) x 80%
           to reflect diiscount for marketability/minority position     450,000
         Investment in Drew Shoe                                      4,732,000

(f) To reflect the cash and equity compensation for consultants to the Drew Shoe acquisition. See Item 5 (f)

         Investment banker options (50,000 valued at $.60)               30,000
         Additional cash compensation for professional fees             200,000
         Amounts already capitalized at August 31                       400,000
           Total expenses of transaction                                630,000

(g) To write off certain costs of proposed financings which were terminated by the Company. (including $87,500 capitalized in deferred finance costs and $25,000 of equity compensation to terminate).

(h) To make a preliminary allocation, based upon incomplete information and analysis, of the Drew Shoe purchase price to the fair value of the assets and liabilities acquired.

(i) To reflect the approximate net increase in borrowings at Drew Shoe under the new Term Loan and Working Capital agreement with BankOne. See Item 2.

(j) To reflect estimated costs of the BankOne Term Loan and revolving credit agreement. See Item 2.

(k)   To eliminate the Company's investment in Drew Shoe.

                            BCAM International, Inc.
      Condensed Consolidated Pro-Forma Statement of Operations (Unaudited)
                   For the eight months ending August 31,1997

                                       BCAM                Drew            Pro-Forma Adjustments          Pro-Forma
                                  --------------      --------------    ---------------------------     --------------
                                                                           dr.                cr.
Revenues                          $      397,000      $   10,269,000                                    $  10,666,000
Cost of Sales                            222,000           6,212,000        25,000 h                        6,459,000
                                  --------------      --------------    ----------       ----------      --------------
     Gross profit                        175,000           4,057,000        25,000                -         4,207,000
Selling, general and admin.            1,443,000           3,644,000         6,000 g                        5,093,000
                                                                            25,000 h
Research and development                  50,000                   -                                           50,000
                                  --------------      --------------    ----------       ----------      --------------
     Income (loss) from operations    (1,318,000)            413,000        31,000                -          (936,000)
Other income (expense):
     Interest and other income            16,000              33,000                                           49,000
     Interest and financing costs         (3,000)           (236,502)      200,000 a                         (439,502)
                                                                            93,000 b                          (93,000)
                                                                            22,000 c                          (22,000)
                                                                           400,000 d                         (400,000)
                                                                            20,000 e                          (20,000)
                                                                            50,000 f                          (50,000)
                                  --------------      --------------    ----------       ----------      --------------
         total other expense              13,000            (203,502)      785,000                -          (975,502)
                                  --------------      --------------    ----------       ----------      --------------
Income (loss) before tax              (1,305,000)            209,498       816,000                -        (1,911,502)
Provision for taxes (note 3)                   -                   -             -                -                 -
                                  --------------      --------------    ----------       ----------      --------------
     Net income (loss)            $   (1,305,000)     $      209,498       816,000                -      $ (1,911,502)
                                  ==============      ==============    ==========       ==========      ==============

     Weighted Average Shares Outstanding                                                                   16,474,558
                                                                                                         --------------

     Net loss per share                                                                                         -0.12
                                                                                                         ==============
                                                                                                                   (i)

Pro-forma adjustments:

(a) To amortize deferred financing costs for the value of detachable warrants issued in connection with convertible notes as follows: $1.5 million divided by 5 year term of notes = $300,000 ($200,000 for 8 mos.)

(b) To amortize deferred financing costs for the convertible notes over 5 years: $697,000 divided by 5 = $140,000 ($93,000 for 8 mos.)

(c) To amortize the estimated BankOne financing costs - $100,000 divided by 3 = $33,000 ($22,000 for 8 mos.)

(d) To reflect interest expense on convertible notes - $6,000,000 times 10% = $600,000 ($400,000 for 8 mos.)

(e) To reflect interest cost for 8% Notes payable to former Drew Shoe shareholders (approximately $30,000) ($20,000 for 8 mos.)

(f) To reflect incremental increase in interest rate and borrowings under Bank One Agreement (approx. $75,000/year - $50,000 for 8 mos.)

(g) To amortize goodwill over 40 years (349,000/40=$9,000), based on Drew Shoe's lengthy existence in an industry which serves basic needs which are expected to continue ($6,000 for 8 mos.).

(h) To reflect the estimated incremental increase in fixed asset depreciation of approximately $75,000 ($50,000 for 8 mos.)

(i) Weighted average shares outstanding (15,752,058) + investment banker and consultant shares (187,500 + 160,000) plus shares to seller (375,000) totals 16,474,558.

General Notes:

Note 1. The Company has identified certain cost savings and is evaluating other cost savings measures for implementation at Drew Shoe. The Company has not reflected any such cost savings in this pro-forma information because the specific identification of savings, net of new investments, is not yet finalized.

Note 2. The Company has excluded from this pro forma information non-recurring charges related to the issuance of the acquisiton financing and the preferred stock issued by a subsidiary (See Item 5 a (i) and (ii)

      Such charges include:

      a.    Non recurring charge to minority interests
            for imputed dividend to minority shareholders
            of subsidiary to be recorded in the third
            quarter ended September 1997                            $500,000

      b.    Non recurring charge to interest and financing
            costs as a result of imputed interest in
            connection with the issuance of convertible notes
            and warrants to be amortized over 12 months
            ending Sept. 19, 1998                                 $5,925,000

Note 3. The Company has not included a pro forma income tax provision because it will consolidate Drew Shoe for tax purposes and utilize existing net operating losses of the Company against any anticipated profits of Drew Shoe. While such net operating losses are subject to limitations as to their useage, The Company believes that it will have sufficient available net operating losses to offset the anticipated profits of Drew Shoe in the near term. Also, based on the existing results of operations and additional cash interest on a recurring basis, the consolidated company is likely to be generating additional pretax losses in the near term.

                            BCAM International, Inc.
      Condensed Consolidated Pro-Forma Statement of Operations (Unaudited)
                      For the year ending December 31,1996

                                       BCAM                Drew              Pro-Forma Adjustments       Pro-Forma
                                  --------------      --------------      --------------------------    --------------
                                                                               dr.            cr.
Revenues                          $      605,000      $   14,609,000                                    $  15,214,000
Cost of Sales                            273,000           9,147,000          37,500 h                      9,457,500
                                  --------------      --------------      ----------       ----------   --------------
     Gross profit                        332,000           5,462,000          37,500                -       5,756,500
Selling, general and admin.            1,802,000           5,178,000           9,000 g                      7,026,500
                                                                              37,500 h

Research and development                  98,000                   -                                           98,000
                                  --------------      --------------      ----------       ----------   --------------
     Income (loss) from operations    (1,372,000)            284,000          28,500                -      (1,172,000)
Other income (expense):
     Interest and other income            68,000                   -               -                           68,000
     Interest and financing costs        (14,000)           (259,000)        300,000 a                       (573,000)
                                                                             140,000 b                       (140,000)
                                                                              33,000 c                        (33,000)
                                                                             600,000 d                       (600,000)
                                                                              30,000 e
                                                                              75,000 f                        (75,000)
                                  --------------      --------------      ----------       ----------   --------------
         total other (expense)            54,000            (259,000)      1,178,000                -      (1,353,000)
                                  --------------      --------------      ----------       ----------   --------------
Income (loss) before tax              (1,318,000)             25,000       1,206,500                -      (2,525,000)
Provision for taxes (note 3)                                                                                        -
                                  --------------      --------------      ----------       ----------   --------------
     Net income (loss)            $   (1,318,000)     $       25,000       1,206,500                -   $  (2,525,000)
                                  ==============      ==============      ==========       ==========   ==============

     Weighted Average
       Shares Outstanding                                                                                  16,600,000
                                                                                                        --------------

     Net loss per share                                                                                         -0.15
                                                                                                        ==============
                                                                                                                   (i)

Pro-forma adjustments:

(a) To amortize as additional interest the value of detachable warrants issued in connection with convertible notes as follows: $1.5 million divided by 5 year term of notes = $300,000

(b) To amortize deferred financing costs for the convertible notes over 5 years: $697,000 divided by 5 = $140,000

(c) To amortize the estimated BankOne financing costs - $100,000 divided by 3 = $33,000

(d) To reflect interest expense on convertible notes - $6,000,000 times 10% = $600,000

(e) To reflect interest cost for 8% Notes payable to former Drew Shoe shareholders (approximately $30,000)

(f) To reflect incremental increase in interest rate and borrowings under BankOne loan (approx. $75,000/year)

(g) To amortize goodwill over 40 years (349,000/40=$9,000), based on Drew Shoe's lengthy existence in an industry which serves basic needs which are expected to continue.

(h) To reflect the estimated incremental increase in fixed asset depreciation of approximately $75,000

(i) Weighted average shares outstanding (15,954,733) + investment banker and consultant shares (187,500 + 160,000) plus shares to seller (375,000) totals 16,600,000.

General Notes:

Note 1. The Company has identified certain cost savings and is evaluating other cost savings measures for implementation at Drew Shoe. The Company has not reflected any such cost savings in this pro-forma information because the specific identification of savings, net of new investments, is not yet finalized.

Note 2. The Company has excluded from this pro forma information non-recurring charges related to the issuance of the acquisiton financing and the preferred stock issued by a subsidiary (See Item 5 a (i) and (ii) Such charges include:

      a. Non recurring charge to Minority Interests for
         imputed dividend to minority shareholders of
         subsidiary to be recorded in the third quarter
         ended September 1997, approximately                         $500,000

      b. Non recurring charge to interest and financing
         costs as a result of imputed interest in
         connection with the issuance of convertible notes
         and warrants to be amortized over 12 months ending
         September 19, 1998, approximately                         $5,925,000

Note 3. The Company has not included a pro forma income tax provision because it will consolidate Drew Shoe for tax purposes and utilize existing net operating losses of the Company against any anticipated profits of Drew Shoe. While such net operating losses are subject to limitations as to their useage, the Company believes that it will have sufficient available net operating losses to offset the anticipated profits of Drew Shoe in the near term. Also, based on the existing results of operations and additional cash interest on a recurring basis, the consolidated company is likely to be generating additional pretax losses in the near term.